News Release

Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	William M. Lowe, Jr.	Richard J. Vatinelle
	Executive Vice President and	Vice President and
	Chief Financial Officer	Treasurer
	williamlowe@kemet.com	richardvatinelle@kemet.com
	864-963-6484	954-766-2838

KEMET REPORTS PRELIMINARY FISCAL 2017 THIRD QUARTER RESULTS

Greenville, South Carolina (February 2, 2017) - KEMET Corporation (the “Company”) (NYSE: KEM), a leading global supplier of passive electronic components, today reported preliminary results for our third fiscal quarter ended December 31, 2016.

Net sales of $188.0 million for the quarter ended December 31, 2016 increased 0.4% from net sales of $187.3 million for the prior quarter ended September 30, 2016 and increased 6.1% from net sales of $177.2 million for the quarter ended December 31, 2015.

U.S. GAAP net income was $12.3 million or $0.22 per diluted share for the quarter ended December 31, 2016. This compares to a net loss of $5.0 million or $0.11 per basic and diluted share for the quarter ended September 30, 2016. For the quarter ended December 31, 2015, the Company reported net loss of $8.6 million or $0.19 per basic and diluted share.

Non-U.S. GAAP adjusted net income was $5.8 million or $0.11 per diluted share for the quarter ended December 31, 2016, as compared to non-U.S. GAAP adjusted net income of $7.0 million or $0.13 per diluted share in the quarter ended September 30, 2016. For the quarter ended December 31, 2015, the Company reported non-U.S. GAAP adjusted net income of $2.2 million or $0.04 per diluted share.

“This quarter is the fourth quarter of sequential growth and the highest revenue since our first quarter in fiscal 2016,” stated Per Loof KEMET’s Chief Executive Officer. “Global initiatives in the sales development process that targeted specific segments and product technologies supported this growth. These initiatives, coupled with a defined strategy and a target market that was shared across Sales, Business Groups and Technical Marketing boosted the overall quarter performance,” continued Loof.

Net income (loss) for the quarters ended December 31, 2016, September 30, 2016 and December 31, 2015 includes various items affecting comparability as denoted in the U.S. GAAP to Non-U.S. GAAP reconciliation table included hereafter.

2835 KEMET Way, Simpsonville, SC 29681 USA
864.963.6300 www.kemet.com

About KEMET

The Company’s common stock is listed on the NYSE under the ticker symbol “KEM” (NYSE: KEM).  At the Investor Relations section of our web site at http://www.kemet.com/IR, users may subscribe to KEMET news releases and find additional information about our Company.  KEMET applies world class service and quality to deliver industry leading, high performance capacitance solutions to its customers around the world and offers the world’s most complete line of surface mount and through hole capacitor technologies across tantalum, ceramic, film, aluminum, electrolytic, and paper dielectrics. Additional information about KEMET can be found at http://www.kemet.com.

QUIET PERIOD

Beginning April 1, 2017, we will observe a quiet period during which the information provided in this news release and quarterly report on Form 10-Q will no longer constitute our current expectations. During the quiet period, this information should be considered to be historical, applying prior to the quiet period only and not subject to update by management. The quiet period will extend until the day when our next quarterly earnings release is published.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about the Company’s financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets, in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcomes and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to the following: (i) adverse economic conditions could impact our ability to realize operating plans if the demand for our products declines, and such conditions could adversely affect our liquidity and ability to continue to operate; (ii) continued net losses could impact our ability to realize current operating plans and could materially adversely affect our liquidity and our ability to continue to operate; (iii) adverse economic conditions could cause the write down of long-lived assets or goodwill; (iv) an increase in the cost or a decrease in the availability of our principal or single-sourced purchased materials; (v) changes in the competitive environment; (vi) uncertainty of the timing of customer product qualifications in heavily regulated industries; (vii) economic, political, or regulatory changes in the countries in which we operate; (viii) difficulties, delays or unexpected costs in completing the restructuring plans; (ix) equity method investment in NEC TOKIN exposes us to a variety of risks; (x) acquisitions and other strategic transactions expose us to a variety of risks; (xi) possible acquisition of NEC TOKIN may not achieve all of the anticipated results; (xii) our business could be negatively impacted by increased regulatory scrutiny and litigation; (xiii) inability to attract, train and retain effective employees and management; (xiv) inability to develop innovative products to maintain customer relationships and offset potential price erosion in older products; (xv) exposure to claims alleging product defects; (xvi) the impact of laws and regulations that apply to our business, including those relating to environmental matters; (xvii) the impact of international laws relating to trade, export controls and foreign corrupt practices; (xviii) volatility of financial and credit markets affecting our access to capital; (xix) the need to reduce the total costs of our products to remain competitive; (xx) potential limitation on the use of net operating losses to offset possible future taxable income; (xxi) restrictions in our debt agreements that limit our flexibility in operating our business; (xxii) failure of our information technology systems to function properly or our failure to control unauthorized access to our systems may cause business disruptions; (xxiii) additional exercise of the warrant by K Equity which could potentially result in the existence of a significant stockholder who could seek to influence our corporate decisions; (xxiv) fluctuation in distributor sales could adversely affect our results of operations; and (xxv) changes impacting international trade and corporate tax provisions may have an adverse effect on our financial condition and results of operations.

KEMET CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Amounts in thousands, except per share data)
(Unaudited)

	Quarters Ended December 31,
	2016	2015
Net sales	$188,029	$177,184
Operating costs and expenses:
Cost of sales	140,692	138,436
Selling, general and administrative expenses	26,665	22,278
Research and development	7,059	6,134
Restructuring charges	(369)	1,714
Net (gain) loss on sales and disposals of assets	132	129
Total operating costs and expenses	174,179	168,691
Operating income (loss)	13,850	8,493
Non-operating (income) expense:
Interest income	(5)	(4)
Interest expense	9,918	9,852
Change in value of NEC TOKIN option	(6,900)	(700)
Other (income) expense, net	(3,384)	(1,320)
Income (loss) before income taxes and equity income (loss) from NEC TOKIN	14,221	665
Income tax expense (benefit)	1,810	2,760
Income (loss) before equity income (loss) from NEC TOKIN	12,411	(2,095)
Equity income (loss) from NEC TOKIN	(133)	(6,505)
Net income (loss)	$12,278	$(8,600)

Net income (loss) per basic share	$0.26	$(0.19)

Net income (loss) per diluted share	$0.22	$(0.19)

Weighted-average shares outstanding:
Basic	46,606	46,081
Diluted	55,296	46,081

KEMET CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Amounts in thousands, except per share data)
(Unaudited)

	December 31, 2016	March 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$87,356	$65,004
Accounts receivable, net	82,519	93,168
Inventories, net	154,519	168,879
Prepaid expenses and other	24,035	25,496
Total current assets	348,429	352,547
Property, plant and equipment, net of accumulated depreciation of $817,605 and $815,338 as of December 31, 2016 and March 31, 2016, respectively	211,927	241,839
Goodwill	40,294	40,294
Intangible assets, net	30,204	33,301
Investment in NEC TOKIN	21,202	20,334
Deferred income taxes	7,768	8,397
Other assets (1)	2,712	3,068
Total assets (1)	$662,536	$699,780
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$—	$2,000
Accounts payable	62,347	70,981
Accrued expenses	46,418	50,320
Income taxes payable	1,068	453
Total current liabilities	109,833	123,754
Long-term debt, less current portion (1)	386,226	385,833
Other non-current obligations	72,704	74,892
Deferred income taxes	3,326	2,820
Stockholders’ equity:
Preferred stock, par value $0.01, authorized 10,000 shares, none issued	—	—
Common stock, par value $0.01, authorized 175,000 shares, issued 46,508 shares at December 31, 2016 and March 31, 2016	465	465
Additional paid-in capital	445,950	452,821
Retained deficit	(304,565)	(299,510)
Accumulated other comprehensive income	(51,024)	(31,425)
Treasury stock, at cost (67 and 611 shares at December 31, 2016 and March 31, 2016, respectively)	(379)	(9,870)
Total stockholders’ equity	90,447	112,481
Total liabilities and stockholders’ equity (1)	$662,536	$699,780

(1)March 31, 2016 adjusted due to the adoption of Accounting Standards Update ("ASU") No. 2015-03, Interest - Imputation of Interest

KEMET CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Amounts in thousands)
(Unaudited)

	Nine-Month Periods Ended December 31,
	2016	2015
Net income (loss)	$(4,925)	$(38,456)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	27,971	28,856
Equity (income) loss from NEC TOKIN	(271)	4,758
Non-cash debt and financing costs	561	649
Stock-based compensation expense	3,471	3,761
Receivable write down	64	24
Change in value of NEC TOKIN option	3,500	26,300
Net (gain) loss on sales and disposals of assets	307	(233)
Write down of long-lived assets	6,193	—
Pension and other post-retirement benefits	2,096	652
Change in deferred income taxes	819	735
Change in operating assets	21,459	4,762
Change in operating liabilities	(18,918)	(32,891)
Other	(183)	526
Net cash provided by (used in) operating activities	42,144	(557)
Investing activities:
Capital expenditures	(15,011)	(14,120)
Acquisitions, net of cash received	—	(2,892)
Proceeds from sale of assets	—	898
Net cash provided by (used in) investing activities	(15,011)	(16,114)
Financing activities:
Proceeds from revolving line of credit	—	10,000
Payments on revolving line of credit	—	(5,500)
Payments on long-term obligations	(2,428)	(481)
Purchase of treasury stock	(1,052)	(691)
Proceeds from exercise of stock options	69	—
Net cash provided by (used in) financing activities	(3,411)	3,328
Net increase (decrease) in cash and cash equivalents	23,722	(13,343)
Effect of foreign currency fluctuations on cash	(1,370)	139
Cash and cash equivalents at beginning of fiscal period	65,004	56,362
Cash and cash equivalents at end of fiscal period	$87,356	$43,158

Non-U.S. GAAP Financial Measures

The Company utilizes certain Non-U.S. GAAP financial measures, including "Adjusted gross margin", "Adjusted operating income (loss)", “Adjusted net income (loss)”, “Adjusted net income (loss) per share” and “Adjusted EBITDA”.  Management believes that investors may find it useful to review the Company’s financial results as adjusted to exclude items as determined by management as further described below.

Adjusted Gross Margin

Adjusted gross margin represents net sales less cost of sales excluding adjustments which are outlined in the quantitative reconciliation provided below.  Management uses adjusted gross margin to facilitate our analysis and understanding of our business operations by excluding the items outlined in the quantitative reconciliation provided below which might otherwise make comparisons of our ongoing business with prior periods more difficult and obscure trends in ongoing operations. The Company believes that adjusted gross margin is useful to investors because it provides a supplemental way to understand the underlying operating performance of the Company.  Adjusted gross margin should not be considered as an alternative to gross margin or any other performance measure derived in accordance with U.S. GAAP.

The following table provides reconciliation from U.S. GAAP Gross margin to Non-U.S. GAAP adjusted gross margin (amounts in thousands):

	Quarters Ended
	(Unaudited)
	December 31, 2016	September 30, 2016	December 31, 2015
Net sales	$188,029	$187,308	$177,184
Cost of sales	140,692	140,895	138,436
Gross margin (U.S. GAAP)	47,337	46,413	38,748
Gross margin as a % of net sales	25.2%	24.8%	21.9%
Non-U.S. GAAP adjustments:
Stock-based compensation expense	308	301	268
Plant start-up costs	—	119	160
Plant shut-down costs	—	—	231
Adjusted gross margin (non-U.S. GAAP)	$47,645	$46,833	$39,407
Adjusted gross margin as a % of net sales	25.3%	25.0%	22.2%

Adjusted Operating Income (Loss)

Adjusted operating income (loss) represents operating income (loss), excluding adjustments which are outlined in the quantitative reconciliation provided below. Management uses adjusted operating income (loss) to facilitate our analysis and understanding of our business operations by excluding the items outlined in the quantitative reconciliation provided earlier in this presentation which might otherwise make comparisons of our ongoing business with prior periods more difficult and obscure trends in ongoing operations. The Company believes that adjusted operating income (loss) is useful to investors to provide a supplemental way to understand our underlying operating performance and allows investors to monitor and understand changes in our ability to generate income from ongoing business operations. Adjusted operating loss should not be considered as an alternative to operating income (loss) or any other performance measure derived in accordance with U.S. GAAP.

Adjusted operating income (loss) is calculated as follows (amounts in thousands):

	Quarters Ended
	(Unaudited)
	December 31, 2016	September 30, 2016	December 31, 2015
Operating income (loss) (U.S. GAAP)	$13,850	$3,050	$8,493
Adjustments:
ERP integration/IT transition costs	1,734	1,783	167
Stock-based compensation expense	1,139	1,104	1,154
Restructuring charges	(369)	3,998	1,714
Legal expenses related to antitrust class actions	293	766	1,300
NEC TOKIN investment-related expenses	204	194	225
Net (gain) loss on sales and disposals of assets	132	84	129
Write down of long-lived assets	—	6,193	—
Plant start-up costs	—	119	160
Plant shut-down costs	—	—	231
Adjusted operating income (loss) (non-GAAP)	$16,983	$17,291	$13,573

Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share

“Adjusted net income (loss)” and “Adjusted net income (loss) per basic and diluted share” represent net income (loss) and net income (loss) per basic and diluted share excluding adjustments which are outlined in the quantitative reconciliation provided below.  The Company believes that these Non-U.S. GAAP financial measures are useful to investors because they provide a supplemental way to understand the underlying operating performance of the Company and allows investors to monitor and understand changes in our ability to generate income from ongoing business operations.  Management uses these Non-U.S. GAAP financial measures to evaluate operating performance by excluding the items outlined in the quantitative reconciliation provided earlier in this presentation which might otherwise make comparisons of our ongoing business with prior periods more difficult and obscure trends in ongoing operations. Non-U.S. GAAP financial measures should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with U.S. GAAP.

The following table provides reconciliation from U.S. GAAP net income (loss) to Non-U.S. GAAP Adjusted net income (loss) (amounts in thousands):

U.S. GAAP to Non-U.S. GAAP Reconciliation	Quarters Ended
	December 31, 2016	September 30, 2016	December 31, 2015
U.S. GAAP	(Unaudited)
Net sales	$188,029	$187,308	$177,184
Net income (loss)	$12,278	$(4,998)	$(8,600)

Net income (loss) per basic share	0.26	(0.11)	(0.19)

Net income (loss) per diluted share	0.22	(0.11)	(0.19)
Non-U.S. GAAP
Net income (loss)	$12,278	$(4,998)	$(8,600)
Adjustments:
Change in value of NEC TOKIN option	(6,900)	(1,600)	(700)
Net foreign exchange (gain) loss	(2,621)	(724)	(1,036)
ERP integration/IT transition costs	1,734	1,783	167
Stock-based compensation expense	1,139	1,104	1,154
Restructuring charges	(369)	3,998	1,714
Legal expenses related to antitrust class actions	293	766	1,300
NEC TOKIN investment-related expenses	204	194	225
Amortization included in interest expense	183	188	212
Equity (income) loss from NEC TOKIN	133	(181)	6,505
Net (gain) loss on sales and disposals of assets	132	84	129
Write down of long-lived assets	—	6,193	—
Plant start-up costs	—	119	160
Plant shut-down costs	—	—	231
Income tax effect of non-U.S. GAAP adjustments (1)	(396)	29	710
Adjusted net income (loss)	$5,810	$6,955	$2,171
Adjusted net income (loss) per basic share	$0.13	$0.15	$0.05
Adjusted net income (loss) per diluted share	$0.11	$0.13	$0.04
Weighted average shares outstanding:
Weighted Average Shares-Basic	46,606	46,590	46,081
Weighted Average Shares-Diluted	55,296	53,834	51,865

(1)         The income tax effect of the excluded items is calculated by applying the applicable jurisdictional income tax rate, considering the deferred tax valuation for each applicable jurisdiction.

Adjusted EBITDA

Adjusted EBITDA represents net income (loss) before net interest expense, income tax expense (benefit), and depreciation and amortization expense, adjusted to exclude certain items which are outlined in the quantitative reconciliation provided herein.  We use adjusted EBITDA to monitor and evaluate our operating performance and to facilitate internal and external comparisons of the historical operating performance of our business.  We present adjusted EBITDA as a supplemental measure of our performance and ability to service debt.  We also present adjusted EBITDA because we believe such measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

We believe adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up; depreciation and amortization are non-cash charges. The other adjustments to arrive at adjusted EBITDA are excluded in order to better reflect our continuing operations.

In evaluating adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments noted below.  Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these types of adjustments.  Adjusted EBITDA is not a measurement of our financial performance under U.S. GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.

Our adjusted EBITDA measure has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.  Some of these limitations are:

•	it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;

•	it does not reflect changes in, or cash requirements for, our working capital needs;

•	it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payment on our debt;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our adjusted EBITDA measure does not reflect any cash requirements for such replacements;

•	it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

•	it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations;

•	it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and

•	other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations.  You should compensate for these limitations by relying primarily on our U.S. GAAP results and using adjusted EBITDA as supplementary information.

The following table provides a reconciliation from U.S. GAAP net income (loss) to Adjusted EBITDA (amounts in thousands):

	For the Quarters Ended
	(Unaudited)
	December 31, 2016	September 30, 2016	December 31, 2015
Net income (loss) (U.S. GAAP)	$12,278	$(4,998)	$(8,600)
Interest expense, net	9,913	9,904	9,848
Income tax expense (benefit)	1,810	830	2,760
Depreciation and amortization	9,095	9,440	9,674
EBITDA (non-GAAP)	33,096	15,176	13,682
Excluding the following items:
Change in value of NEC TOKIN option	(6,900)	(1,600)	(700)
Net foreign exchange (gain) loss	(2,621)	(724)	(1,036)
Stock-based compensation expense	1,139	1,104	1,154
ERP integration/IT transition costs	1,734	1,783	167
Restructuring charges	(369)	3,998	1,714
Legal expenses related to antitrust class actions	293	766	1,300
NEC TOKIN investment-related expenses	204	194	225
Equity (income) loss from NEC TOKIN	133	(181)	6,505
Net (gain) loss on sales and disposals of assets	132	84	129
Plant start-up costs	—	119	160
Plant shut-down costs	—	—	231
Write down of long-lived assets	—	6,193	—
Adjusted EBITDA (non-GAAP)	$26,841	$26,912	$23,531